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                                                                   EXHIBIT 10.17
October 12, 1997


Gary Martin

Re: Separation Agreement

Dear Gary:

     This letter, upon your signature, will constitute the entire agreement (the "Separation Agreement") between you and 3Dfx Interactive, Inc. ("3Dfx" or the "Company") on the terms of your separation from employment with 3Dfx and will supersede any prior agreements or understandings, written or oral. This Separation Agreement may be modified only by a written document signed by you and an authorized 3Dfx officer.

     1. Your period of active employment will end the sooner of (i) December 31, 1997 or (ii) until you are replaced by the Company's new Chief Financial Officer.

     2. As new consideration, and in exchange for the mutual promises made in this agreement, you will receive the following:

     (a) You will remain on regular employee status and be paid at the compensation rate of $8,126 per bi-weekly pay period for a four month period starting from the sooner of (i) January 1, 1998. (ii) your replacement by the Company's new Chief Financial Officer or (iii) such date you commence other full time employment by another entity.

     (b) Following termination of your period of active employment on active employee status, you will be placed on temporary employee status through August 1, 2000 (the "Continuation Period"). You will continue to receive regular 3Dfx provided medical insurance from January 1, 1998 through December 31, 1998. On your final date of employment termination, you will be paid all wages and accrued Personal Time Off ("P.T.O"). You will not accrue P.T.O. during the Continuation Period.

     (c) All stock options granted to you pursuant to the Company Employee Stock Plan will continue to vest during the Continuation Period. As
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Gary Martin
September 12, 1997
Page 2

of January 1, 1998, our records indicate that you will be fully vested with respect to options to purchase 83,810 shares of Common Stock with an additional 57,240 shares subject to vesting.

     (d) In the event of a Change in Control and notwithstanding anything in the Agreements or any stock option agreements to the contrary, the Company hereby agrees (i) to waive its right to repurchase any unvested shares which you may have purchased and to release such shares from the repurchase option and (ii) accelerate the vesting of all stock options granted to you pursuant to the Company's Employee Stock Plan. For the purposes of this Section 2(d) "Change in Control" means the occurrence of any of the following events:

               (A) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this Separation Agreement, is or becomes the "beneficial owner" (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities;

               (B) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets;

               (C) Any other provision of this subsection notwithstanding, the term Change in Control shall not include either of the following events undertaken at the election of the Company:
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Gary Martin
September 12, 1997
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               (i)  Any transaction, the sole purpose of which is to change the state of the Company's incorporation; or

               (ii) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation") provided that the surviving corporation is owned directly or indirectly by the shareholders of the company immediately following such transaction in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction.

     3. You will promptly return to 3Dfx on or before December 31, 1997 any information in tangible form you have about 3Dfx's practices, procedures, trade secrets, customer lists, product marketing, or any 3Dfx property in your possession or control.

     4. In exchange for the various items of new consideration described above, to which you are not otherwise entitled, you waive and release and promise never to assert any and all claims that you have or might have against 3Dfx and its predecessors, subsidiaries, related entities, officers, directors, shareholders, agents, attorneys, employees, successors, or assigns, arising from or related to your employment with 3Dfx and/or the termination of your employment with 3Dfx.

     These claims include, but are not limited to, claims arising under federal, state and local statutory or common law, such as the Age
Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the California Labor Code, and the law of contract and tort.

     You also waive and release and promise never to assert any such claims, even if you do not believe that you have such claims. You therefore waive your rights under section 1542 of the Civil Code of California which states:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the





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Gary Martin
September 12, 1997
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        time of executing the release, which if known to him must have materially affected his settlement with the debtor.

        6. You will not, unless required or otherwise permitted by law, disclose to others any information regarding the terms of this Separation Agreement, the benefit being paid under it or the fact of its payment, except that you may disclose this information to your immediate family with a need to know, or to your attorney, accountant or other professional advisor to whom you must make the disclosure in order for them to render professional services to you. You will instruct them, however, to maintain the confidentiality of this information just as you must.

        7. You have up to 21 days from the date of this letter to accept the terms of this Separation Agreement, although you may accept it at any time within those 21 days. You are advised to consult an attorney about the agreement.

        8. You acknowledge and reaffirm that all of your duties under the 3Dfx Employee Confidential Information and Inventions Agreement, which you signed on [Date] continue as stated therein.

        9. In the event of a breach of any obligations under this Separation Agreement or as otherwise imposed by law, the aggrieved party shall be entitled to all relief provided by law or equity.

        To accept the agreement, please date and sign this letter and return it to me within one week of the date of this letter; otherwise, this offer will expire. (An extra copy for your files is enclosed.) Once you do so, you will still have an additional seven days in which to revoke your acceptance. To revoke, you must send me a written statement of revocation. If you do not

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Gary Martin
September 12, 1987
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revoke, the eighth day after the date of your acceptance will be the "effective date" of the agreement.

     I am pleased that we were able to reach agreement on these amicable terms.

Sincerely,


[SIG]
Greg Ballard
President, 3Dfx Interactive, Inc.

Enc.


     By signing this letter, I acknowledge that I have reviewed this Separation Agreement carefully with an attorney of my choice, that I understand the terms of the agreement, and that I voluntarily agree to them.


Dated:   10-14-97
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       /s/GARY MARTIN
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       Gary Martin